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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-
99864, No. 333-1620, No. 333-34693, No. 333-34695 and No. 333-46887) of Total
Renal Care Holdings, Inc. of our report dated February 16, 1998, except as to the pooling of interests with Renal Treatment Centers, Inc. which is as of May 14, 1998, appearing on page F-1 in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of this Form 10-K/A.

Price Waterhouse LLP

Seattle, Washington
May 15, 1998